Exhibit (14)

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated August 20, 2009, relating to the financial statements and financial highlights which appear in the June 30, 2009 Annual Reports to Shareholders of the Allianz Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated May 29, 2009, relating to the financial statements and financial highlights which appear in the March 31, 2009 Reports to Shareholders of Nicholas-Applegate Institutional Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

February 17, 2010